Exhibit 99.1

Hampden Bancorp, Inc. names Richard J. Kos Chairman of the Board

SPRINGFIELD, Mass.--(BUSINESS WIRE)--June 7, 2012--The Board of Directors of Hampden Bancorp, Inc., (the “Company”) (NASDAQ: HBNK), which is the holding company for Hampden Bank (the “Bank”), has named Richard J. Kos, Esquire to Chairman of the Board of the Company and the Bank effective immediately.

Mr. Kos has been an attorney at the firm of Egan, Flanagan & Cohen, P.C. since 2004 and is a partner of the firm. Prior to that, he had been in private practice since 1978 and he was Mayor of the City of Chicopee, Massachusetts from 1997 to 2004. Mr. Kos has a Bachelor of Science degree in Economics from Amherst College, and a Law degree from Suffolk University Law School. He currently serves as a Trustee of Our Lady of the Elms College, Chairman of the Chicopee Chamber of Commerce, a member of the Board of Incorporators of the Mason Wright Foundation of Springfield, MA and a member of the Board of Directors of the Regional Employment Board also located in Springfield, MA. He has held prior directorships with the Pioneer Valley Red Cross, the Polish National Credit Union, Providence Place, the Economic Development Council, and the Westover Metropolitan Development Corporation. He had been an incorporator of Chicopee Savings Bank. Mr. Kos provides the board with knowledge and understanding of the greater Springfield marketplace and has strong ties to the local community. As a board member Mr. Kos has served as a director of the Company since January 2007 and as a director of the Bank since 2005. He has served on the Audit Committee, and most recently on the Governance & Nominating Committee, and the Board of Investment /Executive Committee of the Company.

Glenn S. Welch, President and Chief Operating Officer of the Company and the Bank stated, “We are very pleased Rich has been appointed Chairman. His significant contributions as a director together with his professional experience and close ties to the community make him an invaluable asset to the Company. I know the entire Board, together with all Hampden Bank associates, look forward to working with Rich as he assumes his new responsibilities."

About Hampden Bank

Hampden Bank provides banking products and services to individuals, families, and businesses in Hampden County, Massachusetts. The Bank’s deposit products include checking, regular savings, and money market deposits, as well as time deposits, including certificate of deposit accounts and individual retirement accounts. Its lending portfolio comprises commercial real estate loans, residential real estate loans secured by one-to-four-family residences, residential and commercial construction loans, commercial and industrial loans, home equity lines-of-credit, fixed rate home equity loans, and other personal consumer loans. The Bank also engages in buying, selling, holding, and dealing in securities. It offers its services through ten offices located in Hampden County, Massachusetts, as well as through the Internet. Hampden Bank was founded in 1852 and is oldest bank headquartered in Springfield, Massachusetts.

Certain statements herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These statements are based on the beliefs and expectations of management, as well as the assumptions made using information currently available to management. Because these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions. As a result, actual results may differ from those contemplated by these statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe”, “expect”, “anticipate”, “estimate”, and “intend” or future or conditional verbs such as “will”, “would”, “should”, “could”, or “may.” Certain factors that could have a material adverse affect on the operations of the Bank include, but are not limited to, increased competitive pressure among financial service companies, national and regional economic conditions, changes in interest rates, changes in consumer spending, borrowing and savings habits, legislative and regulatory changes, adverse changes in the securities markets, inability of key third-party providers to perform their obligations to Hampden Bank, changes in relevant accounting principles and guidelines and our ability to successfully implement our branch expansion strategy. Additionally, other risks and uncertainties are described in the Company’s filings Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) including the Company’s Annual Report on Form 10-K for the year ended June 30, 2011, which is available through the SEC’s website at www.sec.gov. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company disclaims any intent or obligation to update any forward-looking statements, whether in response to new information, future events or otherwise.

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CONTACT:
Hampden Bank
Robert Massey, 413-452-5150
Chief Financial Officer
rmassey@hampdenbank.com